Exhibit 99.1

NEWS RELEASE

Gray Reports Second Quarter Operating Results

Atlanta, Georgia – August 5, 2021. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN) today announced financial results for the second quarter ended June 30, 2021. We experienced strong momentum in the first half of 2021 that we believe will continue throughout the remainder of the year. Key financial results were as follows:

●

Revenue of $547 million, an increase of $96 million, or 21%, compared to the second quarter of 2020. The primary components of revenue were: combined local and national broadcast advertising revenue of $279 million and retransmission consent revenue of $242 million. Our retransmission consent revenue in the second quarter was slightly less than we had expected due to the timing of certain adjustments that will positively impact our retransmission consent revenue in the third quarter of 2021.

●	Net income attributable to common stockholders for the second quarter of 2021 was $26 million, or $0.27 per diluted share.

●

Broadcast Cash Flow was $183 million for the second quarter of 2021, increasing $60 million, or 49%, from the second quarter of 2020. Our Adjusted EBITDA for the second quarter of 2021 was $170 million, increasing $62 million, or 57%, compared to the second quarter of 2020.

●

In the second quarter of 2021, our combined local and national broadcast revenue, excluding political advertising revenue (“Total Core Revenue”), increased by $81 million, or 41% compared to the second quarter of 2020. Revenue and Total Core Revenue increased as advertiser demand returned in the improving macroeconomic environment. Gray's Total Core Revenue in the second quarter of 2021 was nearly the same as the second quarter of 2019, the most recent non-political and pre-pandemic year.

●

As of June 30, 2021, our total leverage ratio, as defined in our senior credit facility, was 3.92 times on a trailing eight-quarter basis after netting our total cash on hand of $785 million and after giving effect to all Transaction Related Expenses (as defined below). As of June 30, 2021, the amount available under our revolving credit facility was $299 million. We are not subject to any maintenance covenants in our credit facilities at this time.

●

On August 2, 2021, we acquired all outstanding shares of Quincy Media, Inc. (“Quincy”) for $925 million in cash (the “Quincy Transaction”). Simultaneously, we completed the divestiture to Allen Media Broadcasting (“Allen”) of certain television stations in the seven markets in which we currently operate, for $380 million in cash, before taxes (the “Allen Transaction”), in order to facilitate regulatory approvals for the Quincy Transaction. We expect that, net of divestitures, the Quincy transaction will be immediately accretive to our free cash flow.

●

On May 3, 2021, we agreed to acquire all outstanding shares of Meredith Corporation (“Meredith”) subject to and immediately after the spinoff of Meredith’s National Media Group to the current Meredith shareholders (the “Meredith Transaction”). The agreement was amended on June 2, 2021 to revise the purchase consideration to $16.99 per share in cash, or $2.825 billion in total enterprise value. At the closing, Gray will acquire Meredith’s 17 television stations in 12 local markets, adding 11 new markets to our operations. To facilitate regulatory approvals for the Meredith Transaction, on July 14, 2021, we agreed to divest our existing television station WJRT (ABC) in the Flint-Saginaw, Michigan market, to Allen for $70 million in cash, before taxes. The Meredith Transaction is subject to approval by Meredith’s shareholders and customary closing conditions and regulatory approvals, including certain consents necessary to effectuate the spin-off of Meredith’s National Media Group immediately prior to closing. We expect to close the Meredith Transaction in the fourth quarter of 2021, and to close the sale of WJRT prior to the Meredith Transaction closing. We expect that, net of divestitures, the Meredith Transaction will be immediately accretive to our Free Cash Flow.

●	On April 7, 2021, we acquired land in the Atlanta suburb of Doraville, Georgia for approximately $80 million. We intend to use this property, in part, for future studio production facilities.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Selected Operating Data (unaudited), dollars in millions:
	Three Months Ended June 30,
			% Change		% Change
			2021 to		2021 to
	2021	2020	2020	2019	2019
Revenue (less agency commissions):
Broadcasting	$537	$449	20%	$499	8%
Production companies	10	2	400%	9	11%
Total revenue	$547	$451	21%	$508	8%

Political advertising revenue	$6	$21	(71)%	$5	20%

Operating expenses (1):
Broadcasting	$354	$324	9%	$314	13%
Production companies	$9	$5	80%	$9	0%
Corporate and administrative	$25	$17	47%	$21	19%

Net income	$39	$11	255%	$44	(11)%

Non-GAAP cash flow (2):
Broadcast Cash Flow	$183	$123	49%	$185	(1)%
Broadcast Cash Flow Less
Cash Corporate Expenses	$161	$108	49%	$166	(3)%
Free Cash Flow	$34	$35	(3)%	$69	(51)%

	Six Months Ended June 30,
			% Change		% Change
			2021 to		2021 to
	2021	2020	2020	2019	2019
Revenue (less agency commissions):
Broadcasting	$1,067	$964	11%	$980	9%
Production companies	24	21	14%	46	(48)%
Total revenue	$1,091	$985	11%	$1,026	6%

Political advertising revenue	$15	$57	(74)%	$8	88%

Operating expenses (1):
Broadcasting	$715	$659	8%	$670	7%
Production companies	$26	$24	8%	$44	(41)%
Corporate and administrative	$43	$32	34%	$69	(38)%

Net income	$78	$64	22%	$26	200%

Non-GAAP cash flow (2):
Broadcast Cash Flow	$351	$304	15%	$308	14%
Broadcast Cash Flow Less
Cash Corporate Expenses	$314	$276	14%	$244	29%
Free Cash Flow	$112	$120	(7)%	$73	53%

(1)	Excludes depreciation, amortization and gain on disposal of assets.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included elsewhere herein.

Gray Television, Inc. Earnings Release for the three and six-month periods ended June 30, 2021	Page 2 of 14

Results of Operations for the Second Quarter of 2021, dollars in millions:

	Three Months Ended June 30,
	2021		2020		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$222	41%	$162	36%	$60	37%
National	57	10%	36	8%	21	58%
Political	6	1%	21	5%	(15)	(71)%
Retransmission consent	242	44%	220	49%	22	10%
Production companies	10	2%	2	0%	8	400%
Other	10	2%	10	2%	-	0%
Total	$547	100%	$451	100%	$96	21%

Combined local and national revenue ("Total Core Revenue")	$279	51%	$198	44%	$81	41%

Operating expenses (before depreciation, amortization and gain on disposal of assets):
Broadcasting:
Station expenses	$209	59%	$199	62%	$10	5%
Retransmission expense	144	41%	124	38%	20	16%
Transaction Related Expenses	-	0%	-	0%	-
Non-cash stock-based compensation	1	0%	1	0%	-	0%
Total broadcasting expense	$354	100%	$324	100%	$30	9%

Production companies expense	$9		$5		$4	80%

Corporate and administrative:
Corporate expenses	$15	60%	$15	88%	$-	0%
Transaction Related Expenses	7	28%	-	0%	7
Non-cash stock-based compensation	3	12%	2	12%	1	50%
Total corporate and administrative expense	$25	100%	$17	100%	$8	47%

Gray Television, Inc. Earnings Release for the three and six-month periods ended June 30, 2021	Page 3 of 14

Results of Operations for the Six-Month Period Ended June 30, 2021, dollars in millions:

	Six Months Ended June 30,
	2021		2020		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$425	39%	$361	37%	$64	18%
National	114	10%	87	9%	27	31%
Political	15	1%	57	6%	(42)	(74)%
Retransmission consent	489	45%	433	44%	56	13%
Production companies	24	2%	21	2%	3	14%
Other	24	3%	26	2%	(2)	(8)%
Total	$1,091	100%	$985	100%	$106	11%

Total Core Revenue	$539	49%	$448	46%	$91	20%

Operating expenses (before depreciation, amortization and gain on disposal of assets):
Broadcasting:
Station expenses	$425	60%	$410	62%	$15	4%
Retransmission expense	289	40%	246	37%	43	17%
Transaction Related Expenses	-	0%	-	0%	-
Non-cash stock-based compensation	1	0%	3	1%	(2)	(67)%
Total broadcasting expense	$715	100%	$659	100%	$56	8%

Production companies expense	$26		$24		$2	8%

Corporate and administrative:
Corporate expenses	$29	67%	$28	88%	$1	4%
Transaction Related Expenses	8	19%	-	0%	8
Non-cash stock-based compensation	6	14%	4	12%	2	50%
Total corporate and administrative expense	$43	100%	$32	100%	$11	34%

Gray Television, Inc. Earnings Release for the three and six-month periods ended June 30, 2021	Page 4 of 14

Transaction Related Expenses:

From time to time, we have incurred incremental expenses (“Transaction Related Expenses”) that were specific to acquisitions, divestitures and financing activities, including but not limited to legal and professional fees, severance and incentive compensation and contract termination fees. In addition, we have recorded certain non-cash stock-based compensation expenses. These expenses are summarized as follows, in millions:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Transaction Related Expenses:
Broadcasting	$-	$-	$-	$-
Corporate and administrative	7	-	8	-
Miscellaneous expense, net	7	-	7	-
Total Transaction Related Expenses	$14	$-	$15	$-

Total non-cash stock-based compensation	$4	$3	$7	$7

Taxes:

During the 2021 and 2020 six-month periods, we made aggregate federal and state income tax payments of approximately $38 million and $1 million, respectively. During the remainder of 2021, we anticipate making income tax payments (excluding pending refunds) of approximately $12 million. We have approximately $204 million of federal operating loss carryforwards, which expire during the years 2023 through 2037. We expect to have federal taxable income in the carryforward periods. As a result, we believe that these federal operating loss carryforwards will be fully utilized. Additionally, we have an aggregate of approximately $567 million of various state operating loss carryforwards, of which we expect that approximately half will be utilized.

Other Financial Data:

	As of
	June 30,	December 31,
	2021	2020
	(in millions)

Cash	$785	$773
Long-term debt	$3,979	$3,974
Series A Perpetual Preferred Stock	$650	$650
Borrowing availability under Revolving Credit Facility	$299	$200

	Six Months Ended June 30,
	2021	2020
	(in millions)

Net cash provided by operating activities	$238	$307
Net cash used in investing activities	(177)	(59)
Net cash used in financing activities	(49)	(81)
Net increase in cash	$12	$167

Gray Television, Inc. Earnings Release for the three and six-month periods ended June 30, 2021	Page 5 of 14

Detailed Table of Operating Results:

Gray Television, Inc.
Selected Operating Data (Unaudited)
(in millions, except for per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Revenue (less agency commissions):
Broadcasting	$537	$449	$1,067	$964
Production companies	10	2	24	21
Total revenue (less agency commissions)	547	451	1,091	985
Operating expenses before depreciation, amortization and gain on disposal of assets, net:
Broadcasting	354	324	715	659
Production companies	9	5	26	24
Corporate and administrative	25	17	43	32
Depreciation	25	21	50	42
Amortization of intangible assets	27	26	53	52
Gain on disposal of assets, net	(1)	(7)	(5)	(13)
Operating expenses	439	386	882	796
Operating income	108	65	209	189
Other expense:
Miscellaneous expense, net	(7)	(2)	(6)	(3)
Interest expense	(47)	(46)	(95)	(98)
Income before income taxes	54	17	108	88
Income tax expense	15	6	30	24
Net income	39	11	78	64
Preferred stock dividends	13	13	26	26
Net income (loss) attributable to common stockholders	$26	$(2)	$52	$38

Basic per share information:
Net income (loss) attributable to common stockholders	$0.27	$(0.02)	$0.55	$0.39
Weighted-average shares outstanding	95	97	94	98

Diluted per share information:
Net income (loss) attributable to common stockholders	$0.27	$(0.02)	$0.55	$0.39
Weighted-average shares outstanding	95	97	95	98

Gray Television, Inc. Earnings Release for the three and six-month periods ended June 30, 2021	Page 6 of 14

Guidance for the Three-Months Ending September 30, 2021:

Before the impact of the Quincy Transaction (and related divestures under the Allen Transaction), our Local, National, and together, our Total Core Revenue are anticipated to exceed the third quarter of 2019, the most recent non-political and pre-pandemic year, by low single digit percentage increases.

Based on our current forecasts for the third quarter of 2021, we anticipate changes from the third quarter of 2020 (excluding the Quincy Transaction, discussed below), as outlined below:

●    Revenue, less agency commissions:

o	Local revenue will increase by 18% to 20% to approximately $222 to $225 million.
o	National revenue will increase by 14% to 16% to approximately $56 to $57 million.
●	Total Core Revenue will increase by 17% to 19% to approximately $278 to $282 million.
o	Political revenue will decrease by 95% to 96% to approximately $5 to $6 million.
o	Retransmission consent revenue will increase by 17% to 18% to approximately $254 to $256 million.
o	Total broadcasting revenue will decrease by 6% to 7% to approximately $549 to $557 million.
o	Production company revenue will increase to approximately $18 to $19 million.

●    Operating expenses (before depreciation, amortization and (gain) loss on disposal of assets, net):

o

Broadcasting expenses will increase by 14% to 15%, to approximately $373 to $375 million. This increase primarily reflects an increase in retransmission expense by approximately $21 million. This increase also includes Transaction Related Expenses within a range of $2 to $3 million.

o	Production company expenses will increase to approximately $12 to $13 million.
o	Corporate and administrative expenses will be approximately $27 to $30 million. This increase primarily reflects an increase in Transaction Related Expenses within a range of $6 to $8 million.

On August 2, 2021, we completed the Quincy Transaction (and related divestitures under the Allen Transaction). We currently expect that the addition of Quincy will have the following incremental effects on our broadcasting revenue and broadcasting operating expenses (before depreciation, amortization and (gain) loss on disposal of assets, net), as outlined below:

●    Third quarter of 2021:

o	Broadcasting revenue, less agency commissions will increase by approximately $22 to $24 million.
o	Broadcasting operating expenses expenses (before depreciation, amortization and (gain) loss on disposal of assets, net) will increase by approximately $14 to $15 million.
●	Broadcasting revenue, less broadcasting operating expenses expenses (before depreciation, amortization and (gain) loss on disposal of assets, net) will increase by approximately $8 to $9 million.

●    Fourth quarter of 2021:

o	Broadcasting revenue, less agency commissions will increase by approximately $32 to $35 million.
o	Broadcasting operating expenses (before depreciation, amortization and (gain) loss on disposal of assets, net) will increase by approximately $22 to $24 million.
●	Broadcasting revenue, less broadcasting operating expenses (before depreciation, amortization and (gain) loss on disposal of assets, net) will increase by approximately $10 to $11 million.

Our Corporate expenses (before depreciation, amortization and (gain) loss on disposal of assets, net) in the third and fourth quarters of 2021 are not currently expected to be materially impacted by the acquisition of Quincy other than anticipated Transaction Related Expenses and related realization of synergies.

Gray Television, Inc. Earnings Release for the three and six-month periods ended June 30, 2021	Page 7 of 14

The Company

Gray Television, headquartered in Atlanta, Georgia, is the largest owner of top-rated local television stations and digital assets in the United States. Upon its anticipated acquisition of the television stations of Meredith Corporation, Gray will become the nation’s second largest television broadcaster, with television stations serving 113 markets that reach approximately 36 percent of US television households. The pro forma portfolio includes 79 markets with the top-rated television station and 101 markets with the first and/or second highest rated television station according to Comscore’s audience measurement data. Gray also owns video program production, marketing, and digital businesses including Raycom Sports, Tupelo Honey, and RTM Studios, the producer of PowerNation programs and content and is the majority owner of Swirl Films.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements regarding our estimates, expectations, intentions, projections, and beliefs of operating results for future periods, macroeconomic trends, the impact of COVID-19 on our future operating results, future income tax payments, pending transactions and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. As such, caution should be taken to not place undue reliance on forward-looking statements. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2020, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Conference Call Information

We will host a conference call to discuss our second quarter operating results on August 5, 2021. The call will begin at 10:00 AM Eastern Time. The live dial-in number is 1(855) 493-3489 and the confirmation code is 1176873. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1(855) 859-2056 and the confirmation code is 1176873, until September 5, 2021.

Gray Contacts

Web site: www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, (404) 266-5513

Pat LaPlatney, President and Co-Chief Executive Officer, (334) 206-1400

Jim Ryan, Executive Vice President and Chief Financial Officer, (404) 504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, (404) 266-8333

Gray Television, Inc. Earnings Release for the three and six-month periods ended June 30, 2021	Page 8 of 14

Effects of Acquisitions and Divestitures on Our Results of Operations and Non-GAAP Terms

From time to time, Gray supplements its financial results prepared in accordance with GAAP by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Operating Cash Flow as defined in the Senior Credit Agreement, Free Cash Flow, Adjusted EBITDA and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate amounts used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity.

We define Broadcast Cash Flow as net income or loss plus loss on early extinguishment of debt, non-cash corporate and administrative expenses, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses and broadcast other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Broadcast Cash Flow Less Cash Corporate Expenses as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Operating Cash Flow as defined in our Senior Credit Agreement as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses, other adjustments, certain pension expenses, synergies and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income and contributions to pension plans.

Operating Cash Flow as defined in our Senior Credit Agreement gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on June 30, 2019. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Certain of the financial information related to the acquisitions has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from this financial information if the acquisitions had been completed on the stated date. In addition, the presentation of Operating Cash Flow as defined in the Senior Credit Agreement and the adjustments to such information, including expected synergies resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933.

We define Free Cash Flow as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, any income tax expense, non-cash 401(k) expense, Transactions Related Expenses, broadcast other adjustments, certain pension expenses, synergies, other adjustments and amortization of deferred financing costs less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income, contributions to pension plans, preferred dividends, purchase of property and equipment (net of reimbursements) and income taxes paid (net of any refunds received).

Gray Television, Inc. Earnings Release for the three and six-month periods ended June 30, 2021	Page 9 of 14

We define Adjusted EBITDA as net income or loss, plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization of intangible assets, any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses less any gain on disposal of assets, any miscellaneous income and any income tax benefits.

Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash, by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash, represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash (excluding restricted cash). Our Operating Cash Flow, as defined in our Senior Credit Agreement, divided by two, represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters.

We define Transaction Related Expenses as incremental expenses incurred specific to acquisitions and divestitures, including, but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line-items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Television, Inc. Earnings Release for the three and six-month periods ended June 30, 2021	Page 10 of 14

Reconciliation of Non-GAAP Terms, in millions:

	Three Months Ended June 30,
	2021	2020	2019

Net income	$39	$11	$44
Adjustments to reconcile from net income to
Free Cash Flow:
Depreciation	25	21	20
Amortization of intangible assets	27	26	28
Non-cash stock-based compensation	3	3	2
Gain on disposal of assets, net	(1)	(7)	(3)
Miscellaneous expense (income), net	7	2	(1)
Interest expense	47	46	58
Income tax expense	15	6	18
Amortization of program broadcast rights	8	10	10
Payments for program broadcast rights	(9)	(10)	(10)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	22	15	19
Broadcast Cash Flow	183	123	185
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(22)	(15)	(19)
Broadcast Cash Flow Less Cash Corporate Expenses	161	108	166
Interest expense	(47)	(46)	(58)
Amortization of deferred financing costs	3	3	3
Preferred stock dividends	(13)	(13)	(13)
Common stock dividends	(7)	-	-
Purchases of property and equipment (1)	(28)	(24)	(26)
Reimbursements of property and equipment purchases	3	8	5
Income taxes paid, net of refunds	(38)	(1)	(8)
Free Cash Flow	$34	$35	$69

(1)	Excludes approximately $80 million related to the purchase of land in Doraville, Georgia.

Gray Television, Inc. Earnings Release for the three and six-month periods ended June 30, 2021	Page 11 of 14

Reconciliation of Non-GAAP Terms, in millions:

	Six Months Ended June 30,
	2021	2020	2019

Net income	$78	$64	$26
Adjustments to reconcile from net income to
Free Cash Flow:
Depreciation	50	42	40
Amortization of intangible assets	53	52	57
Non-cash stock-based compensation	7	7	5
Non-cash 401(k) expense	1	-	-
Gain on disposal of assets, net	(5)	(13)	(13)
Miscellaneous expense (income), net	6	3	(4)
Interest expense	95	98	116
Income tax expense	30	24	21
Amortization of program broadcast rights	17	19	20
Payments for program broadcast rights	(18)	(20)	(24)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	37	28	64
Broadcast Cash Flow	351	304	308
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(37)	(28)	(64)
Broadcast Cash Flow Less Cash Corporate Expenses	314	276	244
Interest expense	(95)	(98)	(116)
Amortization of deferred financing costs	6	6	6
Preferred stock dividends	(26)	(26)	(26)
Common stock dividends	(15)	-	-
Purchases of property and equipment (1)	(41)	(51)	(44)
Reimbursements of property and equipment purchases	7	14	17
Income taxes paid, net of refunds	(38)	(1)	(8)
Free Cash Flow	$112	$120	$73

(1)	Excludes approximately $80 million related to the purchase of land in Doraville, Georgia.

Gray Television, Inc. Earnings Release for the three and six-month periods ended June 30, 2021	Page 12 of 14

Reconciliation of Net Income to Adjusted EBITDA and the Effect of Transaction Related Expenses and Certain Non-cash Expenses, in millions except for per share information:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Net income	$39	$11	$78	$64
Adjustments to reconcile from net income to Adjusted EBITDA:
Depreciation	25	21	50	42
Amortization of intangible assets	27	26	53	52
Non-cash stock-based compensation	4	3	7	7
Gain on disposal of assets, net	(1)	(7)	(5)	(13)
Miscellaneous expense, net	7	2	6	3
Interest expense	47	46	95	98
Income tax expense	15	6	30	24
Total	163	108	314	277
Add: Transaction Related Expenses (1)	7	-	8	-
Adjusted EBITDA	$170	$108	$322	$277

Net income (loss) attributable to common stockholders	$26	$(2)	$52	$38
Add: Transaction Related Expenses and non-cash stock-based compensation	18	3	22	7
Less: Income tax expense related to Transaction Related Expenses and non-cash stock-based compensation	(5)	(1)	(6)	(2)
Net income attributable to common stockholders - excluding Transaction Related Expenses and non-cash stock-based compensation	$39	$-	$68	$43

Net income attributable to common stockholders common per share, diluted - excluding Transaction Related Expenses and non-cash stock-based compensation	$0.41	$-	$0.72	$0.44

Diluted weighted-average common shares outstanding	95	97	95	98

(1) Excludes $7 million of Transaction Related Expenses included in miscellaneous expense, net for the three and six-month periods ended June 30, 2021, respectively.

Gray Television, Inc. Earnings Release for the three and six-month periods ended June 30, 2021	Page 13 of 14

Reconciliation of Total Leverage Ratio, Net of All Cash, dollars in millions:

Eight Quarters
Ended
June 30, 2021

Net income	$642
Adjustments to reconcile from net income to Operating Cash Flow as defined in our Senior Credit Agreement:
Depreciation	186
Amortization of intangible assets	216
Non-cash stock-based compensation	33
Gain on disposal of assets, net	(74)
Interest expense	397
Loss on early extinguishment of debt	12
Income tax expense	218
Amortization of program broadcast rights	74
Common stock contributed to 401(k) plan	12
Payments for program broadcast rights	(80)
Pension benefit	(2)
Contributions to pension plans	(6)
Adjustments for unrestricted subsidiaries	1
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	1
Transaction Related Expenses	26
Operating Cash Flow as defined in our Senior Credit Agreement	$1,656
Operating Cash Flow as defined in our Senior Credit Agreement, divided by two	$828

June 30, 2021
Adjusted Total Indebtedness:
Total outstanding principal	$4,035
Letters of credit outstanding	1
Cash	(785)
Adjusted Total Indebtedness, Net of All Cash	$3,251

Total Leverage Ratio, Net of All Cash	3.92

Gray Television, Inc. Earnings Release for the three and six-month periods ended June 30, 2021	Page 14 of 14